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EXHIBIT 3.19

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/19/1997 971439021 - 2835458

CERTIFICATE OF INCORPORATION
OF
LAPORTE US INC.

* * * * *

        1.     The name of the corporation is Laporte US Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is Fifty Thousand (50,000) and the par value of each of such shares is One Thousand Dollars and No Cents ($1,000.00) amounting in the aggregate to Fifty Million Dollars and No Cents ($50,000,000.00).

        5.     The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     The name and mailing address of the sole incorporator is:

      M. A. Brzoska
      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801

        7.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8.     The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of December, 1997.

/s/ M.A. BRZOSKA Sole Incorporator M. A. Brzoska

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/29/1997 971451154 - 2835458

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

LAPORTE US INC.

        Laporte US Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

        DO HEREBY CERTIFY

FIRST:	That Article 1 of the Certificate of Incorporation be and it hereby is amended to read as follows:
"1 The name of the corporation is Laporte America Inc."
SECOND:	That the corporation has not received any payment for any of its stock.
THIRD:	That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte US Inc. has caused this Certificate to be signed by Donna M. Abrunzo, its Assistant Secretary, this Twenty-Third day of December, 1997.

LAPORTE US INC.
By	/s/ DONNA M. ABRUNZO Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:45 PM 12/20/2000 001641200 - 2835458

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LAPORTE AMERICA INC.

        Laporte America Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Laporte Inc. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

    The name of the corporation (hereinafter called the Corporation) is Rockwood America Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte America Inc. has caused this certificate to be signed by Thomas J. Riordan, its Vice President and Secretary, this 20th day of December, 2000.

LAPORTE AMERICA INC.
By	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President & Secretary

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  EXHIBIT 3.19
CERTIFICATE OF INCORPORATION OF LAPORTE US INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION BEFORE PAYMENT OF CAPITAL OF LAPORTE US INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LAPORTE AMERICA INC.